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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of Earliest Event Reported):              JUNE 30, 2000
                                                               -------------


                              NEMATRON CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)


          MICHIGAN                       0-21142                  38-2483796
          --------                    -------------               ----------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
      of incorporation)                                      Identification No.)



                 5840 INTERFACE DRIVE, ANN ARBOR, MICHIGAN 48103
                 -----------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (734) 214-2000
                                 --------------
                         (Registrant's telephone number)





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ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS.

On June 30, 2000, Nematron Corporation ("Nematron" or the "Company") completed the acquisition of 100% of the outstanding stock of A-OK Controls Engineering, Inc. ("A-OK Controls") pursuant to a Stock Purchase Agreement, dated as of June 30, 2000, by and among the Nematron, Ronald C. Causley, individually, and Ronald
C. Causley, Trustee of the Ronald C. Causley Revocable Trust Dated as of March 14, 1990, as amended (the "Stock Purchase Agreement"). The Stock Purchase Agreement is incorporated herein by reference to Exhibit 2.1 to this Report. A-OK is an Auburn Hills, Michigan-based controls system integrator. A-OK Controls provides system integration services to discrete manufacturing companies, primarily to those manufacturers in the automotive industry.

Under the terms of the Stock Purchase Agreement, Nematron purchased 100% of the outstanding shares of A-OK Controls for $4,000,000. The components of the purchase price included $2,750,000 of cash and $1,250,000 in shares of Nematron Common Stock. The number of shares of Nematron Common Stock to be issued is based on the average closing price of Nematron Common Stock for the ten trading days ending with June 26, 2000. Based on such average, a total of 604,186 shares of Nematron common Stock were issued to the A-OK Controls' shareholder.

To fund the $2,750,000 cash portion of the purchase price and to repay A-OK Controls' existing long-term debt and accrued interest thereon at the closing, such amount totaling $2,435,000, Nematron borrowed $1,500,000 from its senior lender, LaSalle Business Credit, Inc., under a Special Accommodation Advance. The terms underlying the Special Accommodation Advance require monthly principal and interest payments until the loan matures on July 1, 2002. The Company funded the remaining $3,685,000 from borrowings under existing lines of credit from LaSalle Business Credit and from cash balances of the Company and A-OK Controls.

The Stock Purchase Agreement was negotiated on an arm's length basis between the parties. The consideration paid by the Company was based upon a number of factors, including estimated fair values of net assets acquired; estimated future revenues, income and cash flows; estimated values of identified intangible assets, including A-OK Controls' workforce, contracts, customer base, and locations, and the market price for the Company's Common Stock.

The Company will account for the acquisition of 100% of the stock of A-OK Controls as a purchase in accordance with the accounting standards promulgated under Accounting Principles Board No. 16, "Business Combinations" ("APB-16") and relevant AICPA Interpretations, Accounting Research Bulletins, FASB Statements, Interpretations and Technical Bulletins which serve as amendments to APB-16.

In connection with the Stock Purchase Agreement, Nematron also entered into a three-year employment agreement and a five-year agreement not to compete with A-OK Controls' president who will remain as the president of A-OK Controls after the acquisition.

A-OK Controls will continue to operate as a wholly-owned subsidiary of Nematron from A-OK Controls' headquarters in Auburn Hills, Michigan and from its two Michigan satellite offices.

Prior to the acquisition of A-OK Controls by the Company, there were no agreements or business relationships between the Company or its affiliates, directors or officers and A-OK Controls or its affiliates, directors or officers.

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ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial Statements of business acquired.

It is not practicable to provide the required financial statements for the acquired company at this time. The financial statements required by Item 7(a) will be filed under cover of Form 8-K/A as soon as practicable, but not later than 60 days after the date this report is required to be filed.

(c)   Exhibits

The following exhibits are filed herewith as a part of this report:


                  Exhibit 2.1       Stock Purchase Agreement, dated as of
                                    June 30, 2000, by and among Nematron
                                    Corporation, Ronald C. Causley,
                                    individually, and Ronald C. Causley, Trustee of the Ronald C. Causley Revocable Trust Dated as of March 14, 1990, as amended

                  Exhibit 4.1       Registration Rights Agreement, dated as
                                    of June 30, 2000, between Nematron
                                    Corporation and Ronald C. Causley, Trustee of the Ronald C. Causley Revocable Trust Dated as of March 14, 1990, as amended




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                                     NEMATRON CORPORATION
                                                     --------------------
                                                         (Registrant)


July 10, 2000                                      /S/  DAVID P. GIENAPP
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                                                   Secretary, Treasurer and Vice
                                                   President, Finance and
                                                   Administration






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                                 Exhibit Index



Exhibit No.                Description


           Exhibit 2.1     Stock Purchase Agreement, dated as of
                           June 30, 2000, by and among Nematron
                           Corporation, Ronald C. Causley,
                           individually, and Ronald C. Causley, Trustee of the Ronald C. Causley Revocable Trust Dated as of March 14, 1990, as amended

           Exhibit 4.1     Registration Rights Agreement, dated as
                           of June 30, 2000, between Nematron
                           Corporation and Ronald C. Causley, Trustee of the Ronald C. Causley Revocable Trust Dated as of March 14, 1990, as amended